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                                                                   EXHIBIT 10.10

                             THE TJX COMPANIES, INC.
                       GENERAL DEFERRED COMPENSATION PLAN
                               (1998 RESTATEMENT)

                                SECOND AMENDMENT

     The TJX Companies, Inc. hereby amends its General Deferred Compensation Plan (1998 Restatement), effective as of January 1, 2000, by deleting the definition of "Interest Rate" (Section 2.G.) and replacing it with the following:

     "G. "Interest Rate" for a Plan Year (the "Plan Year of reference") shall be determined as follows. First, there shall be determined for each month of the preceding Plan Year a rate equal to the yield upon the issue of United States Treasury Notes which has a period remaining to maturity of not less than, but closest to, ten years after the last trading day of such month, as quoted in the Wall Street Journal next published after such last trading day. If there is no such quote for a month, the E.C.C. shall determine a rate of interest for the month. The twelve rates so determined for the preceding Plan Year shall then be averaged, and the average so determined shall be the Interest Rate for the Plan Year of reference."


     IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 25 day of January, 2000.

                                             THE TJX COMPANIES, INC.


                                         By: /s/ Donald G. Campbell
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